                                                                    EXHIBIT 10.2



                            LOAN CONVERSION AGREEMENT


         Agreement as of the 31st day of December, 2003, by and among NEXVU TECHNOLOGIES, L.L.C., a Delaware limited liability company ("Company"), ROBERT
T. GERAS ("RTG"), BALKIN FAMILY L.P. ("BFLP"), CARL GREER TRUST ("CGT"), DAVID J LIES ("DJL"), LINDA M. LIES ("LML") and KAREN JAIMOVICH ("KJ") (the parties other than Company, are individually referred to as a "Lender," and collectively, as the "Lenders").

                                    RECITALS:

         A. The Lenders have funded convertible loans (each a "Loan" and collectively, the "Loans") in the original principal amounts set forth below, with each loan convertible into Class B Interests ("Interests") of the Company at a conversion price of $0.3247692 per Interest and evidenced by a form of one or more convertible notes in the aggregate principal amount set forth below (each such note is referred to as a "Note"). Each Lender has been issued a warrant by the Company (individually a "Warrant" and collectively, the "Warrants") to purchase Interests in the Company at the above purchase price in an amount equal to fifty percent (50%) of the original principal amount of the Lender's Notes ("Half Loan Amount") provided that upon the effective date of a proposed merger ("Merger") of the Company with a wholly-owned subsidiary of Capital Growth Systems, Inc., a Florida corporation ("CGSI"), each Warrant is exercisable for the purchase of that number of CGSI common shares equal to the quotient of the Half Loan Amount divided by $1.35.

         B. The first $250,000 loaned by CGT has automatically converted to Interests and the lenders are desirous of converting the remaining $925,000 of original principal amount of each Loan on a ratable basis as set forth in the "Conversion Amount" and "Number of Interests" columns below, so that the aggregate Interest issuance effective as of the date first set forth above, together with the $2,075,000 of outstanding Interests will equal the maximum initially authorized number of Class B Interests per the Company's Second Amended and Restated Operating Agreement as amended by first amendment through the date hereof:

                                                           INITIAL                          NUMBER          REMAINING
                                                            LOAN         CONVERSION      OF INTERESTS          LOAN
LENDER                                                    AMOUNT(1)        AMOUNT        ------------        BALANCE
------                                                    ---------        ------                            -------
Robert T. Geras..................................       $  300,000       $  188,136         579,291         $111,864
Carl Greer Trust.................................          500,000          313,559         965,483          186,441
Balkin Family L.P................................          250,000          156,780         482,743           93,220
David J. Lies....................................          300,000          188,136         579,291          111,864
Linda M. Lies....................................           25,000           15,678          48,274            9,322
Karen Jaimovich..................................          100,000           62,711         193,094           37,289
                                                        ----------       ----------       ---------         --------
                                            TOTAL:      $1,475,000       $1,175,000       2,848,176         $550,000
                                                        ==========       ==========       =========         ========

------------------
(1)     Net of prior automatic conversion of initial $250,000 CGT Loan.

         C. The parties wish to further codify their Agreements as set forth below in a manner intended to encourage the proposed Merger of the Company with a wholly-owned subsidiary ("MergerSub") of CGSI pursuant to a merger agreement ("Merger Agreement") to contain terms substantially similar to those proposed in CGSI's December 16, 2003 private placement memorandum for the sale of up to $5,000,000 of capital stock.

         NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Recitals. The recitals set forth above are incorporated by reference herein and made a part hereof as if fully rewritten. Each of the parties confirms all of the statements of fact set forth in the recitals above as they apply to the undersigned.

         2. Conversion. Each Lender effective as of the date first set forth above hereby converts to Interests the principal amount of his, her or its Loan into the number of Interests opposite the Lender's name as set forth in the columns titled "Conversion Amount" and "Number of Interests," respectively, in Recital B above. The remaining principal balance of each Lender's Loan and the accrued, unpaid interest with respect to each Lender's

Loan shall remain outstanding, and notwithstanding anything to the contrary in the form of note evidencing each such Loan, the Lenders and Company agree that no further conversions of any of the Loans shall occur for a period of sixty
(60) days following the date of this Agreement (the "Outside Date") subject to the terms of Section 3 below.

         3. Merger Agreement. The Company expects to execute and close the Merger Agreement on or before the Outside Date. The Company agrees to cause the Merger Agreement to provide that:

                  (a) the principal amount of each Loan (i.e., $550,000 in the aggregate) that has not been converted to Interests shall on the closing of the Merger Agreement be applied toward the purchase of CGSI common stock at a purchase price of $0.9523809 per share; and

                  (b) the Warrants issued to each Lender shall continue in full force and effect, subject to CGSI's right to substitute them with new warrants ("New Warrant") direct from CGSI on substantially identical terms, and expiring December 31, 2006. Upon tender of CGSI of a New Warrant to the undersigned, the old Warrant shall be deemed null and void in all respects.

By counterpart execution of this Agreement, each Lender acknowledges receipt of the PPM and hereby subscribes to purchase the amount of CGSI common stock for the principal amount of the Loan set forth below in this Section 3, with payment for such shares to be made by assignment by each Lender to CGSI on the effective date of the Merger ("Effective Date") of all right, title and interest in the Lender's Note(s) evidencing the remaining principal balance of the Lender's Loans, subject further to CGSI's obligation to pay over to each Lender the accrued unpaid interest with respect to each Note so tendered (as accrued through the Effective Date) promptly following the Merger. Each Lender further grants to the Manager of the Company and to RTG the power of attorney to execute in the name, place and stead of the Lender such other documentation as he deems necessary and proper to effect the purchase of the CGSI common stock and other transactions contemplated herein, including but not limited to endorsement of the Note(s) held by each Lender to the order of CGSI.

         Should a Lender fail to deliver his, her or its Note to enable the Company to effect the issuance of CGSI Shares contemplated by this Section 3, then by execution hereof, the Lender agrees to indemnify and hold harmless the Company and CGSI for any loss or liability incurred with respect to the Note (subject to their obligation to effect the transactions contemplated herein) and further authorizes the Manager to deliver a lost note affidavit on behalf of the Lender (executed per its power of attorney) in lieu of the original Note(s), codifying such undertaking and to serve as a substitute for the Note endorsement, so as to entitle the tender to the CGSI shares contemplated by this
Section 3.


                                                                                           NUMBER OF CGSI SHARES
LENDER                                                                  NOTE AMOUNT             AT $0.9523809
------                                                                  -----------             -------------
Robert T. Geras.................................................         $111,864                   117,457
Carl Greer Trust................................................          186,441                   195,763
Balkin Family L.P...............................................           93,220                    97,881
David J. Lies...................................................          111,864                   117,457
Linda M. Lies...................................................            9,322                     9,788
Karen Jaimovich.................................................           37,289                    39,154
                                                                         --------                   -------
                                                           TOTAL:        $550,000                   577,500
                                                                         ========                   =======

         If for whatever reason the Merger is not consummated by the Outside Date, then each Lender shall continue to hold his, her or its respective Notes and Warrants subject only to the prior conversion to Interests of the amounts set forth above.

         4. Consent. By execution of this Agreement, each Lender votes all Interests owned by the Lender (inclusive of those issued upon effecting the conversion set forth above) in favor of the Merger and further authorizes the Manager of the Company to take such steps and execute such ancillary documents as it deems necessary and proper to effectuate the Merger.

         5. Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and cannot be modified unless in writing and signed by the Company and holders of a majority of the outstanding principal amount outstanding of the Notes. By execution hereof, each Lender acknowledges and agrees that this Agreement supersedes any other action or inaction taken by the Lender with respect to any conversion of principal amount of his, her or its Note, which shall be deemed null and void ab initio.

                  (b) Survival. All representations, warranties and covenants of the parties contained in this Agreement or made pursuant hereto, shall survive the date of execution of this Agreement and remain in full force and effect, and shall survive the termination or expiration of this Agreement.

                  (c) Counsel. This Agreement has been drafted by Shefsky & Froelich Ltd. ("S&F") in its capacity as counsel for Company, and the parties acknowledge that S&F has not represented Subscriber at any time with respect to the Subscriber Class B Interests and has advised Subscriber to retain independent counsel with respect to the subject matter of this Agreement. No inference in favor or against any party shall be inferred based upon whom served as draftsman of this Agreement.

                  (d) Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered personally; or (ii) three (3) days after mailed by registered or certified mail, postage prepaid; or
         (iii) one (1) business day sent via national courier, addressed as to the party entitled to notice at the address set forth below:

         IF TO COMPANY, TO:                                     WITH A COPY TO:
         Nexvu Technologies, L.L.C.                             Shefsky & Froelich Ltd.
         1100 East Woodfield Road - Suite 100                   444 North Michigan Avenue - Suite 2500
         Schaumburg, IL  60173                                  Chicago, IL  60611
         Attention:        Rory Herriman                        Attention:     Mitchell D. Goldsmith, Esq.
         Facsimile:        630-872-5872                         Facsimile:     312-527-3194
         E-Mail:  rherriman@nexvu.com                           E-Mail:        mgoldsmith@shefskylaw.com

         IF TO A LENDER, TO:
         The address set forth directly below their signature.

         or such other address as is subsequently provided by written notice from such party to the other parties.

                  (e) No Assignment. Except as expressly noted below, this Agreement and the rights of the parties under this Agreement may not be sold, assigned or otherwise transferred without the prior written consent of the other party.

                  (f) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Should any dispute arise under this Agreement, it shall be litigated by bench trial, in the state or federal courts situated in Cook County, Illinois, to which jurisdiction and venue all parties consent. Each party hereto waives his or its right to trial by jury.

                  (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which, whether photocopy, facsimile or ink, shall be deemed an original, but all of which together shall constitute one instrument.

                  (h) Approval. This Agreement shall be binding upon the parties, their respective heirs, successors and assigns, and each entity party represents and warrants that this Agreement has been duly approved by proper corporate action.

                  (i) Remedies. No party hereunder shall be entitled to consequential damages as a result of the breach by any other party of its obligations hereunder. Each party's damages shall be limited to actual damages as a result of the breach of any obligation hereunder.

                  (j) Specific Performance. In the event of any breach or threatened breach of this Agreement in which the aggrieved party desires to protect and enforce its rights by suit in equity for the specific performance of any term contained in this Agreement or for an injunction against any breach of any such term or in aid of the exercise of any power to enforce such performance or to enforce any other legal or equitable right of the enforcing party, that party may take any one or more of such actions, and shall be paid all costs and expenses, including attorneys' fees incurred in connection with any such action or actions should it prevail in such action. Any suit to specifically enforce the terms of this Agreement shall be litigated in the state or federal courts located in the State of Illinois.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

COMPANY:                                      LENDERS:

NEXVU TECHNOLOGIES, L.L.C.
                                              -------------------------------------------
                                              ROBERT T. GERAS, Individually
By:  LASALLE NEXVU MANAGER, L.L.C., its
     Manager                                  Address:  55 East Erie - Suite 2905
                                                        Chicago, IL  60611-2703
     By:
            ---------------------------
            Robert T. Geras, Manager          BALKIN FAMILY L.P.

                                              By:
                                                      -----------------------------------
                                                      Michael Balkin, General Partner

                                              Address:  c/o William Blair & Company
                                                        222 West Adams Street
                                                        Chicago, IL 60606

                                              CARL GREER TRUST

                                              By:
                                                      -----------------------------------
                                                      Carl C. Greer, Trustee

                                              Address:  c/o Tom Floyd
                                                        4501 West 127th Street - Suite C
                                                        Alsip IL  60803


                                              -------------------------------------------
                                              DAVID J. LIES


                                              -------------------------------------------
                                              LINDA M. LIES

                                              Address:     1210 Sheridan Road
                                                           Wilmette, IL  60091


                                              -------------------------------------------
                                              KAREN JAIMOVICH

                                              Address:     4025 Greenacre Drive
                                                           Northbrook, IL  60062






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